Exhibit 107

Calculation of Filing Fee Tables

Form F-1
(Form Type)

METROS DEVELOPMENT CO., LTD.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee (3)
Fees to be Paid	Equity	Common shares, no par value (1)	Rule 457(o)	—	—	$9,200,004	0.0001531	$1,408.52
	Total Offering Amounts					$9,200,004		$1,408.52
	Total Fees Previously Paid							$387.30
	Total Fee Offsets							$2,370.98
	Net Fee Due							$—

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the common shares registered hereby also include an indeterminate number of additional common shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of common shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Metros Development Co., Ltd.	F-1	333-274696	September 26, 2023		$2,034.02	Common shares		(1)	Common shares	$17,250,000
Fee Offset Claims	Metros Development Co., Ltd.	F-1/A-1	333-274696		October 19, 2023	$336.96	Common shares		(1)	Common shares	$20,740,430
Fee Offset Sources	Metros Development Co., Ltd.	F-1	333-274696	September 26, 2023								$2,034.02
Fee Offset Sources	Metros Development Co., Ltd.	F-1/A-1	333-274696		October 19, 2023							$336.96

(1)	The registrant previously paid $387.30 of the registration fee. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting part of the $1,408.52 registration fee due under this registration statement by $1,021.22, which represents part of the $2,370.98 registration fee previously paid with respect to $20,740,430 of unsold securities (the “Unsold Offset Securities”) previously registered on Form F-1 (File No. 333-274696) (“Prior Registration Statement”). The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.